EXHIBIT 1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of Belmont Bancorp.

     We consent to incorporation by reference of our report dated January 22, 1999, relating to the consolidated balance sheets of Belmont Bancorp. as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and statements of cash flows for each of the three years in the period ended December 31, 1998. Said report appears as Exhibit 2 of Belmont Bancorp.'s annual form 10-K.

s/S.R. Snodgrass A.C.
S.R. Snodgrass A.C.
Wheeling, WV
March 16, 1999